EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272493 and 333-259082), Form S-8 (No. 333-265765), and Form S-1 (No. 333-251221) of Zivo Bioscience, Inc. and subsidiaries (the Company) of our report dated March 15, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, P.C.

Troy, Michigan

March 15, 2024